EXHIBIT 99.1

Left Behind Games Inc. – CEO Update

Dear Fellow Stockholders:

The purpose of this letter is to provide an update relating to our business operations, and more specifically, the most pressing matters relating to our pursuit for long-term sustainable profitability. As you know from previous updates, we have continued to pursue various marketing opportunities, including a new direct-to-store retail approach, church fundraiser and various marketing programs. Results are as follows:

Since December 1, 2008, we launched a new direct-to-store retail campaign specifically intended to expand distribution. This was a tremendous success, as we expanded distribution into another 250 stores. More importantly, our smaller point-of-purchase display units are located at the cash register in all cases. We have successfully determined how to build our distribution in a manner which secures prime in-store real-estate while prepping store owners that reorders must be made via credit card; as we are no longer providing terms. This was received well from retailers, because we have substantially reduced the minimum order quantity to 10. What remains to be seen, however, is how many and at what frequency we will see reorders.

Earlier in the quarter, we launched a new initiative to churches entitled the ‘Faith-Based PC Games Fundraising Program’. The program was launched through an e-mail program, but our best results were received from direct marketing calls to progressive churches. We had understood potentially more than 20 churches would provide fundraising results before Christmas. However, between other distractions at churches during the holidays, and (we believe) a lack of influence by leadership at weekly gatherings to motivate the youth, this campaign fell short of expectations. However, since we sold-through hundreds of games, it did generate revenue and we developed relationships along the way. We’ll continue to offer this program to churches and further expand to include schools in 2009.

The most exciting developments we have seen relate to our church marketing efforts, separate from our fundraising program. Initial results from our calling campaign indicate that more than 75% of church Pastors contacted said yes to receive a full trial sampling of all our products, which they pay for. With more than 200,000 churches in the USA, this new marketing effort will undoubtedly represent our largest market and move our company into predictable and sustainable long-term profitability. As a result of our high per-unit margins, we expect to reach profitability if only 5% of churches respond accordingly.

Therefore, I am projecting that should our capital needs be met, the company will reach predictable, sustainable long-term operational profitability before the end of calendar 2009 and potentially sooner. It is our intent to publish marketing results within the next 90 days along with expected quarterly results for upcoming quarters. We are also considering the possibility of filing a registration statement for the benefit of existing shareholders, which we believe will increase the liquidity of our stock in the open market.

Thank you for your continued interest in our company. Should you have any questions, I can be reached at (951) 634-5457.

Most sincerely,

/s/ Troy Lyndon

Troy Lyndon

Chief Executive Officer

Inspired Media Entertainment

Left Behind Games Inc.

troy@inspiredmedia.com

(951) 634-5457 Direct

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2006, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

2